PURCHASE AND SALE AGREEMENT

This Agreement is made as of September 14, 2011 and is

Between:

Pinette (Proprietary) Limited, a company incorporated under the laws of the Republic of Botswana

("PINETTE")

And:

Marc Paul Lindsay, of the Republic of South Africa

("Marc")

And:

Sono Resources, Inc., a company incorporated under the laws of Nevada, USA

("SONO")

BACKGROUND

A.     PINETTE is the registered and beneficial owner of the three prospecting licenses (the "Licenses") located in the Republic of Botswana described in Schedule A and copies of which are attached as part of Schedule A.

B.     Marc has an interest in and is the principal and sole shareholder of PINETTE.

C.     PINETTE wishes to sell the Licenses to SONO and SONO wishes to purchase the Licenses from PINETTE on the terms and conditions set forth in this Agreement.

In consideration of the premises, the sum of $10 now paid by SONO to PINETTE and Marc (the receipt and sufficiency of which is hereby acknowledged) and the covenants and agreements hereinafter set forth, the parties covenant and agree as follows:

1.     Definitions and Interpretation

1.1     Definitions. In this Agreement, the following terms shall have the following meanings:

(a)     "Agreement" means this agreement, as it may be amended from time to time by instrument in writing signed by the parties.

(b)     "Business Day" means any day, other than a Saturday, Sunday or any other day on which the principal chartered banks located in the City of Vancouver are not open for business during normal banking hours

(c)     "Closing" has the meaning given in section 6.1.

(d)     "Closing Date" means October 15, 2011 or such other date as the parties may agree to in writing.

(e)     "Deposit" has the meaning given in subsection 2.2(a)(i).

(f)     "Encumbrances" means security interests, liens, royalties, charges, mortgages, pledges, encumbrances, adverse claims or challenges of any nature or kind whatsoever, whether written or oral, or direct or indirect.

(g)     "Government or Regulatory Authority" means any federal, provincial, regional, municipal or other government, governmental department, regulatory authority, commission, board, bureau, agency or instrumentality that have lawful authority to regulate or administer or govern a business or property or affairs of any person, and for the purposes of this Agreement also includes any corporation or other entity owned or controlled by any of the foregoing.

(h)     "Licenses" has the meaning given in Background paragraph A.

(i)     "Payment Shares" has the meaning given in subsection 2.2(b).

1.2     Headings. The headings appearing in this Agreement are inserted for convenience of reference only and will not affect the interpretation of this Agreement.

1.3     Extended Meanings. In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

2.     Purchase and Sale

2.1     Purchase and Sale. Upon the terms and conditions of this Agreement, PINETTE agrees to sell, assign and transfer to SONO, and SONO agrees to purchase from PINETTE the Licenses free and clear of all Encumbrances.

2.2     The Consideration. The consideration payable by SONO to PINETTE for the Licenses is as follows:

(a)     a refundable deposit of $CAD50,000 payable with 10 business days of execution of this letter agreement.

(b)     CAD$50,000 payable on Closing:

(c)     250,000 common shares of SONO constituted as of the date hereof (the "Payment Shares") to be issued to PINETTE on Closing.

2.3      Acknowledgements. PINETTE acknowledges as follows:

(a)     no securities commission or similar regulatory authority has reviewed or passed on the merits of the Payment Shares;

(b)     there are risks associated with the acquisition of the Payment Shares;

(c)     applicable securities laws impose resale restrictions on the Payment Shares and it is the responsibility of PINETTE to find out what those restrictions are, and the share certificates for the Payment Shares will bear legends required by applicable securities laws; and

(d)     SONO has advised PINETTE that SONO is relying on exemptions from the requirements to provide PINETTE with a prospectus and to sell securities through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring the Payment Shares pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to PINETTE.

3.     Representations and Warranties

3.1     Representations and Warranties of PINETTE and Marc, PINETTE and Marc jointly and severally represent and warrant to SONO with the intent that SONO will rely on these representations and warranties in entering into this Agreement and in concluding the purchase and sale contemplated by this Agreement, that on the date of this Agreement and on the Closing Date:

(a)     PINETTE is a corporation duly subsisting under the laws of the Republic of Botswana with the corporate power to own its assets and to carry on its business in the jurisdictions in which its assets, including without limitation the Licenses, are located;

(b)     PINETTE has good and sufficient authority to enter into and deliver this Agreement and to transfer the legal and beneficial interest in the Licenses to SONO (or to a subsidiary of SONO) in accordance with this Agreement;

(c)     there is no contract, option or any other right of another binding upon PINETTE to option, sell, transfer, assign, pledge, charge, mortgage, explore or in any other way option, dispose of or encumber all or part of the Licenses or any portion thereof or interest therein other than pursuant to this Agreement;

(d)     the execution, delivery and performance of this Agreement by each of PINETTE and Marc and the consummation of the transactions herein contemplated will not (i) violate or conflict with any term or provision of any of the incorporation or other constating documents of PINETTE; (ii) violate or conflict with any term or provision of any order of any court, Government or Regulatory Authority or any law or regulation of any jurisdiction in which PINETTE has assets or carries on business; or (iii) conflict with, accelerate the performance required by or result in the breach of any agreement to which PINETTE is a party or by which PINETTE is currently bound;

(e)     the execution, delivery and performance of this Agreement by each of PINETTE and Marc and the consummation of the transactions herein will not (i) violate or conflict with any term or provision of any of the incorporation or other constating documents of PINETTE; (ii) violate or conflict with any term or provision of any order of any court, Government or Regulatory Authority or any law or regulation of any jurisdiction in which any of them has assets or carries on business; or (iii) conflict with, accelerate the performance required by or result in the breach of any agreement to which any of them is a party or by which either of them is currently bound;

(f)     the legal title and the beneficial interest in the Licenses are held by PINETTE free and clear of all Encumbrances; and on Closing the legal title to and the beneficial interest in the Licenses will be transferred to SONO (or to a subsidiary of SONO) free and clear of all Encumbrances;

(g)     the Licenses are properly and accurately described in Schedule A hereto and the copies of the Licenses attached as part of Schedule A are true copies of the Licenses; the Licenses are in good standing under the laws of the jurisdiction in which the Licenses are located; all payments to be made and all obligations of PINETTE under the Licenses to be fulfilled as of the date of this Agreement have been made and fulfilled; and all payments to be made and all obligations of PINETTE under the Licenses to be fulfilled as of the Closing Date will have been made and fulfilled on the Closing Date;

(h)     each of the Licenses is duly registered in all public offices of record where registration is required or desirable;

(i)     PINETTE is not a party to or bound by any contract or commitment to pay any royalty, licence fee or management fee pertaining to the Licenses or other interest whatsoever in production or profits from the property subject to the Licenses or any portion thereof other than in accordance with this Agreement;

(j)     neither of PINETTE nor Marc has received any notice of, or is aware of, any non compliance with any applicable environmental and hazardous substance laws with respect to the Licenses or the property subject to the Licenses or any actions, suits, or proceedings pending or threatened against or adversely affecting, or which could adversely affect, the Licenses or the ownership thereof or the property subject to the Licenses; and

(k)     none of the foregoing representations, warranties and statements of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such representation, warranty or statement not misleading to a prospective purchaser of the Licenses seeking full information concerning the matters which are the subject of such representations, warranties and statements.

3.2     Representations and Warranties of SONO. SONO represents and warrants to PINETTE with the intent that PINETTE will rely on these representations and warranties in entering into this Agreement and in concluding the purchase and sale contemplated by this Agreement, that on the date of this Agreement and on the Closing Date:

(a)     it is a corporation duly incorporated, organized and subsisting under the laws of the State of Nevada with the corporate power to own its assets and to carry on its business;

(b)     it has all necessary power and authority to own or lease its assets and carry on its business as presently carried on, to carry out its obligations herein and to enter into this Agreement and any agreement or instrument referred to in or contemplated by this Agreement and to do all such acts and things as are required to be done, observed or performed by it, in accordance with the terms of this Agreement and any agreement or instrument referred to in or contemplated by this Agreement;

(c)     the execution, delivery and performance of this Agreement by SONO, and the consummation of the transactions herein contemplated will not (i) violate or conflict with any term or provision of any of the notice of articles, articles or other constating documents of SONO; (ii) violate or conflict with any term or provision of any order of any court, Government or Regulatory Authority or any law or regulation of any jurisdiction in which SONO's business is carried on; or (iii) conflict with, accelerate the performance required by or result in the breach of any agreement to which it is a party or by which it is currently bound;

(d)     this Agreement has been duly authorized, executed and delivered by SONO and constitutes a valid and binding obligation of SONO enforceable against SONO in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought;

(e)     on closing the Payment Shares:

(i)     will be issued to PINETTE as fully paid and non-assessable shares of PINETTE free and clear of all Encumbrances other than restrictions on transfer imposed by SONO's articles and resale restrictions imposed by applicable securities laws; and

(ii)     will be registered in the name of PINETTE in the books and registers of SONO.

3.3     Reliance and Survival. The representations, warranties and acknowledgements set out in this section 3 have been relied on by the parties in entering into this Agreement. All representations and warranties made herein will survive the delivery of this Agreement and the completion of the transactions contemplated hereby and, notwithstanding such completion, will continue in full force and effect for the benefit of the parties to whom they are provided, as the case may be, indefinitely.

4.     Covenants

4.1     Covenants of PINETTE and Marc. PINETTE and Marc jointly and severally covenant and agree that:

(a)     until Closing, SONO and its advisors and other authorized persons, shall be entitled to make such investigations:

(i)     of the Licenses as SONO deems necessary or advisable, and to have full access to all records, documents and other information relating to the Licenses; and SONO shall be entitled to conduct a site visit of the properties subject to the Licenses; and

(ii)     of PINETTE and Marc as SONO deems necessary or advisable with respect to their ability to enter into this Agreement and to the ability of PINETTE to transfer the Licenses to SONO free and clear of Encumbrances as contemplated in this Agreement, and to have full access to all records, documents and other information relating to such matters; and

(b)     each of them shall take all such actions as are within its power to control, and use its reasonable commercial efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with the conditions set forth in section 5.1 which are for the benefit of SONO.

4.2     Covenants of SONO. SONO shall take all such actions as are within its power to control, and use its reasonable commercial efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with the conditions set forth in section 5.2 which are for the benefit of PINETTE.

5.     Conditions Precedent

5.1     Conditions Precedent to the obligations of SONO. SONO's obligations to complete the purchase of the Licenses are subject to fulfilment at or before Closing of the following conditions:

(a)     the representations and warranties of PINETTE and Marc contained in this Agreement and any certificate or document delivered under this Agreement or in connection with the transactions contemplated by this Agreement will be true at and as of Closing as if such representations and warranties were made at and as of such time;

(b)     each of PINETTE and Marc will have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it or him before or at Closing;

(c)     each of PINETTE and Marc will have delivered to SONO a certificate dated the time of Closing, certifying the fulfillment of the conditions set forth in sections 5.1(a) and (b); with respect to PINETTE such certificates shall be given by its President and Secretary in their respective capacities as such;

(d)     SONO will be satisfied with its due diligence review of the Licenses, PINETTE and Marc;

(e)     PINETTE will have provided SONO with a title opinion with respect to the Licenses satisfactory to SONO;

(f)     PINETTE and Marc will have provided SONO with legal opinions satisfactory to SONO with respect to the corporate status and authority of PINETTE, the execution and delivery of this Agreement and the documents to be delivered on Closing by each of PINETTE and Marc, the enforceability of this Agreement and the documents to be delivered on

Closing against each of PINETTE and Marc, and such other matters as SONO may reasonably require; and

(g)     SONO will have received all approvals and consents required from any Government or Regulatory Authority including without limitation all approvals required from any Government or Regulatory Authority in the Republic of Botswana, and all other persons, all such approvals and consents to be in form and on terms satisfactory to counsel for SONO, in order for SONO to complete the purchase of the Licenses contemplated by this Agreement.

The foregoing conditions are for the exclusive benefit of SONO and any such condition may be waived in whole or in part by SONO at or before Closing by delivering to PINETTE a written waiver to that effect signed by SONO. No waiver shall be valid unless it is in writing and signed by SONO.

5.2     Conditions Precedent to the obligations of PINETTE. PINETTE's obligations to complete the sale of the Licenses are subject to fulfilment at or before Closing of the following conditions:

(a)     SONO's representations and warranties contained in this Agreement and any certificate or document delivered under this Agreement or in connection with the transactions contemplated by this Agreement will be true at and as of Closing as if such representations and warranties were made at and as of such time;

(b)     SONO will have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it before or at Closing;

(c)     SONO will have delivered to PINETTE a certificate of the President and Secretary of SONO, in his or their respective capacities as such, dated the time of Closing, certifying the fulfillment of the conditions set forth in sections 5.2(a) and (b); and

(d)     SONO will have provided PINETTE with a legal opinion satisfactory to PINETTE with respect to the corporate status and authority of SONO, the execution and delivery of this Agreement and the documents to be delivered on Closing by SONO, the enforceability of this Agreement and the documents to be delivered on Closing against SONO, the Payment Shares and such other matters as PINETTE may reasonably require.

The foregoing conditions are for the exclusive benefit of PINETTE and any such condition may be waived in whole or in part by PINETTE at or before Closing by delivering to SONO a written waiver to that effect signed by PINETTE. No waiver shall be valid unless it is in writing and signed by PINETTE.

If any of the conditions precedent in this Section 5 are not satisfied or waived in writing prior to the Closing Date, the Deposit shall be returned to SONO forthwith.

6.     Closing

6.1     Date, time and place of Closing. Subject to the terms of this Agreement, the purchase and sale of the Licenses will complete at a closing (the "Closing") to be held at 10 a.m., local time in Vancouver, B.C. at the office of SONO at 880 - 666 Burrard Street, Vancouver, BC, on the Closing Date.

6.2     Documents to be delivered by PINETTE and Marc. At the Closing PINETTE and Marc will deliver to SONO:

(a)     all deeds of conveyance, bills of sale, transfer and assignments, in form and content satisfactory to SONO's counsel, required from PINETTE, or anyone else, to effectively vest a good and marketable title to the Licenses, free and clear of Encumbrances in SONO (or to a subsidiary of SONO) to the extent contemplated by this Agreement, and immediately registrable in all places where registration of such instruments is required or desirable; and

(b)     the certificate of Marc and the certificates of the President and the Secretary of PINETTE to be given under section 5.1(c).

6.3     Documents to be delivered by SONO. At the Closing SONO will deliver or cause to be delivered to PINETTE:

(a)     the certificate of the President and Secretary of SONO to be given under section 5.2(c);

(b)     payment of CAD$50,000 by certified cheque, bank draft or wire transfer; and

(c)     a share certificate representing the Payment Shares issued in the name of PINETTE.

7.     Termination

7.1     Grounds for Termination. This Agreement may be terminated at any time:

(a)     by the mutual agreement of the parties to this Agreement;

(b)     by SONO if it is not in material breach of its obligations under this Agreement, and if:

(i)     there has been a breach by either of PINETTE or Marc of any of its or his representations and warranties hereunder such that section 5.1(a) will not be satisfied; or

(ii)     there has been a breach on the part of either of PINETTE or Marc of any of its or his covenants or agreements contained in this Agreement such that section 5.1(b) will not be satisfied;

and in either case such breach has not been cured within ten days after written notice, specifying such breach, to PINETTE;

(c)     by PINETTE if neither it nor Marc are in material breach of its or his obligations under this Agreement, and if:

(i)     there has been a breach by SONO of any of its representations and warranties hereunder such that section 5.2(a) will not be satisfied; or

(ii)     there has been a breach on the part of the SONO of any of its covenants or agreements contained in this Agreement such that section 5.2(b) will not be satisfied;

and, in either case such breach has not been cured within ten days after written notice, specifying such breach, to SONO; and

(d)     by any party if the Closing is not on or before October 15, 2011, or such other date agreed upon by the parties in writing.

7.2     Effect of Termination. If this Agreement if terminated as provided in section 7.1:

(a)     the Deposit shall be returned to SONO immediately;

(b)     each of the parties will be released from all obligations under this Agreement except that:

(i)     if the Agreement was terminated because any of the condition precedents were not fulfilled and such party was in breach of its obligations under this Agreement because it was reasonably capable of causing such condition or conditions to be fulfilled then such party will remain liable for such breach or if the Agreement was terminated because such party breached any of its representations, warranties, covenants or agreements in this Agreement then such party will remain liable for such breach; and

(ii)     if subsection 7.2(a) applies, the obligations of PINETTE and Marc pursuant to subsection 7.2(a) will survive the termination of this Agreement.

8.     Notices

8.1     Notices. Any demand, notice or other communication to be made or given in connection with this Agreement shall be made or given in writing and may be made or given by personal delivery or facsimile addressed to the recipient as follows:

if to PINETTE or Marc at:

Suites 303 - 306, Capital City Building
Victoria, Mahe
Republic of Botswana

Attention: Marc Paul Lindsay

Facsimile: +248 410941

if to SONO at:

Park Place, Suite 880 - 666 Burrard Street
Vancouver, British Columbia V6C 2X8

Attention: Peter Wilson

Facsimile: 604-662-3630

or such other address as may be designated by notice by any party to the others. Any demand, notice or other communication made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof, and if made or given by facsimile, on the day, other than a day which is not a business day, following the day it was sent.

9.     General Provisions

9.1     SONO Subsidiary. It is understood that SONO may not be entitled to acquire the Licenses in its own name in the Republic of Botswana and that in order to obtain all required approvals from any Government or Regulatory Authority SONO may be required to incorporate a subsidiary in the Republic of Botswana to acquire and hold the Licenses and if that is the case, the Licenses will be transferred by PINETTE to such subsidiary instead of to SONO.

9.2     Entire Agreement. This Agreement, including all the Schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein and therein. Each party acknowledges that it shall have no right to rely on any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless it is in writing and executed by each of the parties.

9.3     Assignment of interest. Except as otherwise provided herein, no party shall assign this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld.

9.4     Waiver. The failure of a party in any one or more instances to insist upon strict performance of any of the terms of this Agreement or to exercise any right or privilege arising under it shall not preclude it from requiring by reasonable notice that any other party duly perform its obligations or preclude it from exercising such a right or privilege under reasonable circumstances, nor shall waiver in any one instance of a breach be construed as an amendment of this Agreement or waiver of any later breach.

9.5     Confidentiality. All information concerning any party to this Agreement that is provided to the other parties to this Agreement, other than publicly available information, will be kept in strict confidence by the party to whom such information is provided and will only be used to evaluate matters in connection with the transactions contemplated by this Agreement.

9.6     Disclosures. Except as and to the extent required by law or any Government or Regulatory Authority, without the prior written consent of the other parties, no party to this Agreement, nor any of their representatives, shall make any public comment, statement or communication with respect to the transactions contemplated by this Agreement.

9.7     Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9.8     Further Assurances. The parties hereto shall from time to time at the request of any of the other parties hereto and without further consideration, execute and deliver all such other additional assignments, transfers, instruments, notices, releases and other documents and shall do all such other acts and things as may be necessary or desirable to assure more fully the consummation of the transactions contemplated hereby.

9.9     Time. Time shall be of the essence of this Agreement.

9.10     Expenses. Each party shall be responsible for its own expense in connection with negotiating and settling this Agreement. PINETTE shall be responsible for the costs of registering the transfers of the Licenses to SONO.

9.11     Amendment. This Agreement may be amended or varied only by agreement in writing signed by each of the parties.

9.12     Governing Law and Attornment. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and the parties hereby irrevocably attorn to the non-exclusive jurisdiction of the Courts of the Province of British Columbia sitting in the City of Vancouver.

9.13     Counterparts. This Agreement may be executed by facsimile and in as many counterparts as are necessary. All counterparts together shall constitute one agreement.

THE PARTIES, intending to be contractually bound, have entered into this Agreement under seal as of the date set out on the first page.

PINETTE (PROPRIETARY) LIMITED
By: /s/ Marc Paul Lindsay Authorized Signatory
/s/ Marc Paul Lindsay Marc Paul Lindsay	(SEAL)
SONO RESOURCES, INC. By: /s/ Peter Wilson Authorized Signatory

SCHEDULE A

THE LICENCES

[ATTACH COPIES OF LICENCES]

All of the following Prospecting Licenses are registered in the name of PINETTE (PROPRIETARY) LIMITED as to a 100% interest, and are subject to no Encumbrances:

License Number or Folio Number	Rights to Minerals (Geological Survey Classification)	Area (in Km2)	Date of Issuance of License	Date Initial Term Ends
061/2011
062/2011
200/2012